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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tab Products Co. on Form S-8 of our report dated June 28, 2000 (August 10, 2000 as to Notes 8 and 16) appearing in the Annual Report on Form 10-K of Tab Products Co. for the year ended May 31, 2000.


     /s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

San Jose, California
September 18, 2000